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                                                                   EXHIBIT 10.12
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                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of the 5th day of March, 1997 by and between SBA COMMUNICATIONS CORPORATION, a Florida corporation (the "Company"), and ROBERT M. GROBSTEIN, (the "Optionee");

                              W I T N E S S E T H:

         WHEREAS, the Optionee has agreed to terminate all of his existing employment and incentive agreements and stock options with SBA, Inc., a Florida corporation, and SBA Leasing, Inc., a Florida corporation, both wholly-owned subsidiaries of the Company, and to accept employment with the Company pursuant to the terms and conditions of that certain Employment Agreement, dated as of January 1, 1997, between the Company and the Optionee (the "Employee Agreement"); and

         WHEREAS, in exchange for Optionee terminating his rights with respect to options entitling him to purchase shares of capital stock in SBA, Inc. and SBA Leasing, Inc., the Company desires to grant to the Optionee, in addition to 88,236 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), certain options to purchase additional Class A Common Stock, all as more particularly set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises and covenants, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

         1. Grant of Option.  Subject to and upon the terms and  conditions  set
            ---------------
forth in this Agreement, the Company hereby grants to the Optionee options (the "Options") to purchase up to three hundred eighty six thousand seven hundred sixty four (386,764) shares of Class A Common Stock at an exercise price of $.05 per share.

         2. Time of Exercise.  The options are immediately  exercisable and will
            ----------------
expire and be of no further force or effect if unexercised by December 31, 2006.

         3. No Transferability.  The options may not be sold, conveyed, pledged,
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hypothecated or otherwise  transferred in any manner by the Optionee without the prior written consent of the Company; provided, however, that the options may be transferred pursuant to will or the laws of intestacy following Optionee's life or, during Optionee's life, to a person or entity who would be deemed an Eligible Class B Stockholder as such term is defined in the Company's Articles of Incorporation and substituting in such definition as appropriate Optionee for Steven M. Bernstein. No such sale, transfer or hypothecation may occur in any event except in compliance with federal and state securities laws, as determined to the satisfaction of the Company and its counsel in their sole discretion.

         4. Partial  Exercise.  Exercise of the options up to the extent  stated
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may be made in part at any time and  from  time to time  within  the  limits  of
Section 2 hereof, except that the options may


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not be exercised for a fraction of a share. Any fractional share with respect to which an installment of the options cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to the options and shall be available for later purchase by the Optionee in accordance with the terms hereof.

         5.  Payment  of Price.  The option  price of each  option is payable in
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lawful currency of the United States and must be paid in cash or by certified or cashier's check, or any combination of the foregoing, equal in amount to the option price.

         6. Restricted Shares; Purchase for Investment. The Optionee agrees that
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(i) his purchase of shares of Common Stock of the Company (the "Shares") upon an exercise of an option hereunder will not be made with a view toward the "distribution" of such Shares, as defined in the Securities Act of 1933, as
amended  (the  "1933  Act");   (ii)  such  Shares  may  not  be  transferred  or
hypothecated unless, in the opinion of counsel to the Company, such transfer or hypothecation would be in compliance with the registration provisions of the 1933 Act or pursuant to an exemption therefrom; and (iii) that the certificate for the Shares so purchased may be inscribed with a legend to ensure compliance with the 1933 Act. Optionee understands that the Shares will not be registered under the 1933 Act, or under the laws of any jurisdiction. Optionee hereby represents and warrants that Optionee, or through his advisers, is sophisticated and experienced in financial business and investment matters and, as a result, Optionee is in a position to evaluate the merits and risks of an investment in the Company.

         7. Method of Exercising Option.  Subject to the terms and conditions of
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this  Agreement,  the options may be exercised  by providing  the Company at the
Consummation Time with payment of the full option price of such Shares, and the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after such payment shall be received. The certificate or certificates for the Shares as to which an option shall have been so exercised shall be registered in the name of the Optionee or permitted assignee and shall be delivered to the Optionee or permitted assignee. All Shares that shall be purchased upon the exercise of an option as provided herein shall be fully paid and non-assessable. The Optionee shall not have the rights of a shareholder with respect to the Shares covered by the options hereunder until the date of issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         8. No Obligation to Exercise  Option.  The grant and  acceptance of the
            ---------------------------------
options hereunder imposes no obligation on the Optionee to exercise the options.

         9.  Amendments.  The  provisions of this  Agreement may not be amended,
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supplemented,  waived or  changed  orally,  but only by a writing  signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.


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         10.  Assignments.  Except as otherwise  provided herein, no party shall
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assign his or its rights and/or obligations  hereunder without the prior written consent of each other party to this Agreement.

         11. Further  Assurances.  The parties hereby agree from time to time to
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execute and deliver such further and other transfers,  assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         12. Binding Effect.  All of the terms and provisions of this Agreement,
             --------------
whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

         13. Notices. All notices,  requests,  consents and other communications
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required or permitted under this Agreement shall be in writing  (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Optionee:

         Robert M. Grobstein
         18949 Treble Lane
         Boca Raton, Florida  33498
         Telephone: (561) 852-8279

If to the Company:

         SBA Communications Corporation
         Attention: Steven E. Bernstein, President
         6001 Broken Sound Parkway, Suite 404
         Boca Raton, Florida 33487
         Telephone: (561) 995-7670
         Telefax: (561) 995-7626

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.


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         14. Headings. The headings contained in this Agreement are for
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convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         15. Severability.  If any part of this Agreement or any other Agreement
             ------------
entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         16. Survival. All covenants, agreements, representations and warranties
             --------
made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         17.  Waivers.  The failure or delay of any party at any time to require
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performance by another party of any provision of this Agreement,  even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         18.  Jurisdiction and Venue. The parties acknowledge that a substantial
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portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (ii) consents to the jurisdiction of each such court in any suit, action or proceeding; (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

         19. Enforcement Costs. If any civil action,  arbitration or other legal
             -----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes,

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costs  and  expenses   incident  to  arbitration,   appellate,   bankruptcy  and
post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

         20. Remedies  Cumulative.  No remedy herein conferred upon any party is
             --------------------
intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         21. Governing Law. This Agreement and all transactions contemplated by
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this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         22.   Entire   Agreement.   This   Agreement   represents   the  entire
               ------------------
understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           SBA COMMUNICATIONS CORPORATION


                                                /s/  Steven E. Bernstein
                                           By:__________________________________
                                              Steven E. Bernstein, President


                                                /s/  Robert M. Grobstein
                                              ----------------------------------
                                              Robert M. Grobstein





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